EXHIBIT (e)(1)(b)
SCHEDULE A

Set forth below is a listing of: (i) all of the Trusts and other entities (together, "Trusts") that are a party to the Amended and Restated Master Distribution Agreement with Eaton Vance Distributors, Inc. dated March 1, 2021, as may be amended (the "Agreement"); (ii) the Classes offered by each series of the Trusts ("Funds")(with "N/A" indicating that a Fund does not offer a particular Class of shares); (iii) the fees payable by a Fund per annum (as a percentage of the average daily net assets attributable to the Class) pursuant to the Distribution Plan or Service Plan adopted by the Class ("Fees"); and (iv) in the case of a Fund offering Class C shares, the amount or source of the Fee Cap (as defined in the Agreement).(a)  Where applicable, the distribution fee and service fee payable under a Distribution Plan are listed as "distribution fee/service fee."  Distribution fees and service fees are accrued daily and payable monthly.  This Schedule A shall be appended to and be a part of the Master Distribution Agreement and, with respect to each Class of shares that has adopted a Master Distribution Plan, the information herein with respect to such Class shall constitute the Schedule A for such Plan.

Trust and Funds	Classes(b)
	A(c)	Advisers(c)	C		R(1)	R6	I	U	W
Eaton Vance Growth Trust	Fees	Fees	Fees	Fee Cap(d)	Fees	Fees	Fees	Fees	Fees
Eaton Vance Atlanta Capital Focused Growth Fund	0.25	N/A	0.75/0.25	FINRA	N/A	None	None	N/A	N/A
Eaton Vance Atlanta Capital Select Equity Fund	0.25	N/A	0.75/0.25	FINRA	N/A	None	None	N/A	N/A
Eaton Vance Atlanta Capital SMID-Cap Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	None	None	N/A	N/A
Eaton Vance Focused Growth Opportunities Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Eaton Vance Focused Value Opportunities Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Eaton Vance Greater China Growth Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance International Small-Cap Fund	0.25	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Eaton Vance Richard Bernstein All Asset Strategy Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Eaton Vance Richard Bernstein Equity Strategy Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Eaton Vance Worldwide Health Sciences Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	N/A	None	N/A	N/A

Eaton Vance Investment Trust(2)
Eaton Vance National Ultra-Short Municipal Income Fund	0.25	0.25	N/A	N/A	N/A	N/A	None	N/A	N/A
Eaton Vance National Limited Maturity Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance New York Municipal Opportunities Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Short Duration Municipal Opportunities Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A

Trust and Funds	Classes(b)
	A(c)	Advisers(c)	C		R(1)	R6	I	U	W
Eaton Vance Municipals Trust(3)	Fees	Fees	Fees	Fee Cap(d)	Fees	Fees	Fees	Fees	Fees
Eaton Vance Arizona Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance California Municipal Opportunities Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Connecticut Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Georgia Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Maryland Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Massachusetts Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Minnesota Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Missouri Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Municipal Opportunities Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance National Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance New Jersey Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance New York Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance North Carolina Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Ohio Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Oregon Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Pennsylvania Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance South Carolina Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Virginia Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A

Eaton Vance Municipals Trust II (3)
Eaton Vance High Yield Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	None
Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Parametric TABS Intermediate-Term Municipal Bond Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Parametric TABS Short-Term Municipal Bond Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A

Trust and Funds	Classes(b)
	A(c)	Advisers(c)	C		R(1)	R6	I	U	W
Eaton Vance Mutual Funds Trust	Fees	Fees	Fees	Fee Cap(d)	Fees	Fees	Fees	Fees	Fees
Eaton Vance AMT-Free Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Emerging and Frontier Countries Equity Fund	0.25	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Eaton Vance Emerging Markets Local Income Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Eaton Vance Floating-Rate Advantage Fund	0.25	0.25	0.60/0.15	FINRA	N/A	None	None	N/A	N/A
Eaton Vance Floating-Rate Fund	0.25	0.25	0.75/0.25	6.25	N/A	None	None	N/A	N/A
Eaton Vance Floating-Rate & High Income Fund	0.25	0.25	0.75/0.25	6.25	N/A	None	None	N/A	N/A
Eaton Vance Global Equity Income Fund (fka Eaton Vance Tax-Managed Global Dividend Income Fund)	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Global Income Builder Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	N/A	None	N/A	N/A
Eaton Vance Global Macro Absolute Return Advantage Fund	0.25	N/A	0.75/0.25	FINRA	0.50/0.25	None	None	N/A	N/A
Eaton Vance Global Macro Absolute Return Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	None	None	N/A	N/A
Eaton Vance Global Sovereign Opportunities Fund (fka Eaton Vance Global Bond Fund)	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Eaton Vance Government Opportunities Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	N/A	None	N/A	N/A
Eaton Vance High Income Opportunities Fund	0.25	N/A	0.75/0.25	6.25	N/A	None	None	N/A	N/A
Eaton Vance Multi-Asset Credit Fund	0.25	N/A	0.75/0.25	6.25	N/A	None	None	N/A	N/A
Eaton Vance Short Duration Government Income Fund	0.25	0.25	0.60/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Short Duration High Income Fund	0.25	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Eaton Vance Strategic Income Fund (fka Eaton Vance Short Duration Strategic Income Fund)	0.25	N/A	0.75/0.25	6.25	0.50/0.25	N/A	None	N/A	N/A
Eaton Vance Stock Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Tax-Managed Equity Asset Allocation Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Tax-Managed Growth Fund 1.1	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Tax-Managed Growth Fund 1.2	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Tax-Managed Multi-Cap Growth Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Small-Cap Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Tax-Managed Value Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Total Return Bond Fund	0.25	N/A	0.75/0.25	6.25	N/A	None	None	N/A	N/A

Trust and Funds	Classes(b)
	A(c)	Advisers(c)	C		R(1)	R6	I	U	W
Eaton Vance Mutual Funds Trust (continued)	Fees	Fees	Fees	Fee Cap(d)	Fees	Fees	Fees	Fees	Fees
Parametric Commodity Strategy Fund	0.25	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Parametric Dividend Income Fund	0.25	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Parametric Emerging Markets Fund	0.25	N/A	0.75/0.25	6.25	N/A	None	None	N/A	N/A
Parametric International Equity Fund	0.25	N/A	N/A	N/A	0.50/0.25	None	None	N/A	N/A
Parametric Volatility Risk Premium – Defensive Fund	N/A	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A

Eaton Vance Series Fund, Inc.(4)
Eaton Vance Emerging Markets Debt Opportunities Fund	0.25	N/A	N/A	N/A	N/A	None	None	N/A	N/A

Eaton Vance Series Trust II
Eaton Vance Income Fund of Boston	0.25	N/A	0.75/0.25	6.25	0.50/0.25	None	None	N/A	N/A
Parametric Tax-Managed Emerging Markets Fund	N/A	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A

Eaton Vance Special Investment Trust
Eaton Vance Balanced Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	None	None	N/A	N/A
Eaton Vance Core Bond Fund	0.25	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Eaton Vance Dividend Builder Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Greater India Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Growth Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	N/A	None	N/A	N/A
Eaton Vance Large-Cap Value Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	None	None	N/A	N/A
Eaton Vance Short Duration Inflation-Protected Income Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Eaton Vance Small-Cap Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	N/A	None	N/A	N/A

Interval Fund
Eaton Vance Floating-Rate Opportunities Fund(5)	0.25	N/A	N/A	N/A	N/A	N/A	None	0.50/0.25	N/A

FOOTNOTES:
(a)	Compliance with the Fee Cap shall be determined in accordance with FINRA Rule 2341(d).
(b)	Distribution or Service Plans have not been adopted for Class R6 and Class I shares and such Classes do not pay Fees.
(c)	Pursuant to the Master Distribution Plan for Class A and Advisers Class Shares, fees payable pursuant to such Plan are referred to as "distribution and service fees".

(d)	If the Fee Cap is listed as "FINRA", then the Fund is subject to the maximum amount permitted under FINRA Rule 2341(d), which is 6.25% as of the date hereof.
(1)

The Master Distribution Plan for Class R Shares authorizes distribution and service fee payments of up to 0.75% annually.  The Board of Trustees has authorized distribution and service fees equal to 0.50% annually.

(2)

The Master Distribution Plans for Class A and Advisers Class Shares and Class C Shares (as applicable) authorize distribution and service fees of up to 0.25% annually.  The Board of Trustees has authorized distribution and service fees of 0.15% annually.

(3)

The Master Distribution Plans for Class A and Advisers Class Shares and Class C Shares (as applicable) authorize service fees (or in the case of Class A shares, distribution and service fees) of up to 0.25% annually.  In the case of each Fund (except Eaton Vance California and Municipal Opportunities Funds, Eaton Vance National and High Yield Municipal Income Funds, Parametric TABS 1-to-10 and 5-to-15 Year Laddered Municipal Bond Funds and Parametric TABS Intermediate-Term and Short-Term Municipal Bond Funds), the Board of Trustees has authorized the payment of such fees in the amount of 0.20% annually.

(4)

Although a Maryland corporation, Eaton Vance Series Fund, Inc. (the "Corporation") is referred to herein as "Trust" for convenience.  References in the Agreement to Trustees are deemed to refer to the Directors of the Corporation.

(5)

The Master Distribution Plan for Class U Shares authorizes distribution and service fees of up to 0.75% annually, which includes distribution fees of up to 0.50% and shareholder service fees up to 0.25% annually.

In addition, each Fund is authorized to offer Class T shares subject to the Class T Distribution Plan. Pursuant to the Class T Distribution Plan, Funds are authorized to pay distribution fees of 0.25% annually.

Last Updated: November 26, 2024